UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant x

Filed by a Party other than the Registrant o

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

ADVISORS' INNER CIRCLE FUND III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x No fee required.

o Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

o Fee paid previously with preliminary materials:

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

INBOUND - CLOSED RECORDING

Thank you for calling the Strategas ETFs proxy information line. Our offices are now closed. Please call us back during our normal business hours, which are, Monday through Friday, 10:00 a.m. to 10:00 p.m. Eastern Time. Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Strategas ETFs proxy information line. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE*

Thank you for calling the Strategas ETFs proxy information line. The Special Meeting of Shareholders scheduled for Tuesday, September 26, 2023, was held. As a result, this toll-free number is no longer in service for proxy-related shareholder calls. If you have questions about your investment, please contact your Financial Advisor. Thank you.

STRATEGAS GLOBAL POLICY OPPORTUNITIES ETF
STRATEGAS MACRO THEMATIC OPPORTUNITIES ETF
CALL CENTER ANSWERING MACHINE SCRIPT

Hello.

I'm calling on behalf of your current investment in the [Fund Name].

The Special Meeting of Shareholders is scheduled to take place on September 26th, 2023. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Your vote is important.

Please contact us as soon as possible, toll-free 1-866-839-1852, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time to cast your vote.

Thank you and have a good day.

STRATEGAS GLOBAL POLICY OPPORTUNITIES ETF
STRATEGAS MACRO THEMATIC OPPORTUNITIES ETF
CALL CENTER OUTBOUND SCRIPT

Hello, my name is (CSR FULL NAME).

May I please speak with (SHAREHOLDER'S FULL NAME)?

(Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in (FUND NAME). Materials were sent to you for the upcoming Special Meeting of Shareholders scheduled to take place on September 26th, 2023, and at this time we have not yet received your vote. The Board of Trustees are recommending a vote in favor. Would you like to vote along with the recommendations?

(Pause for shareholder's response)

If YES or a positive response from the shareholder: (Proceed to confirmation)

If NO or a shareholder hasn’t received information:

Shareholders are being asked to approve a new investment sub-advisory agreement (the “New SubAdvisory Agreement”) between Strategas Asset Management, LLC (the “Adviser”) and Vident Advisory, LLC (d/b/a Vident Asset Management) (“VA”), on behalf of the Fund.

If approved, the agreement will not affect the Fund’s investment policies, strategies and risks.There will be no changes to the portfolio management team for the Fund and there will be no changes in the sub-advisory services provided to the Fund.

With that being said, your Board of Trustees are recommending shareholders vote in favor. Would you like to vote along with the recommendations?

(Pause for shareholder’s response) (If Shareholder has additional questions refer to factsheet)

If shareholder still chooses not to vote:

I understand you do not wish to vote at this time. Thank you and have a great day.

If Yes or a positive response from the shareholder:

(Refer to factsheet)

Shareholder Not Available:

We can be reached toll-free at 1-866-839-1852, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time. Your time today is appreciated. Thank you and have a good day.

Confirming the vote with the shareholder:

I am recording your vote (recap voting instructions for ALL proposals) on all accounts.

For confirmation purposes please state your full name.

(Pause for shareholder's response)

According to our records, you reside in (city, state, zip code).

(Pause for shareholder's response)

To ensure that we have the correct address for the letter confirming your vote, please state your street address.

(Pause for shareholder's response)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed in the letter. Mr./Mrs./Ms. (shareholder's last name), your vote is important, and your time today is appreciated. Thank you and have a good (morning, afternoon, evening).